Exhibit 99.1

NEWS RELEASE

Foundation Medicine Appoints Tom Civik as Chief Commercial Officer

CAMBRIDGE, Mass. – October 10, 2017—Foundation Medicine, Inc. (NASDAQ:FMI) today announced the appointment of Tom Civik to the role of chief commercial officer. Mr. Civik brings to Foundation Medicine more than two decades of commercial and operational experience with global biopharmaceutical organizations, most recently having served as a vice president and officer for Genentech, as well as previously serving in increasingly complex commercial positions at Sanofi~Synthelabo. In his new role at Foundation Medicine, Mr. Civik will be responsible for establishing commercial and reimbursement strategies to support adoption of Foundation Medicine’s expanding suite of clinical molecular information solutions. Mr. Civik, who is expected to commence employment with Foundation Medicine in mid-November, will report to Troy Cox, Foundation Medicine’s chief executive officer.

“Tom’s proven commercial leadership in shaping oncology portfolio strategies, launching and growing multiple key oncology products, and his understanding of the oncology reimbursement landscape will be critically important as Foundation Medicine approaches key milestones, including the potential launch of an FDA approved diagnostic assay following the completion of the parallel review process with FDA and CMS,” stated Troy Cox, chief executive officer for Foundation Medicine. “We’re delighted to welcome Tom to the team, and we look forward to Tom making substantial contributions as we advance patient access to personalized healthcare in oncology.”

As an accomplished commercial leader, Mr. Civik brings to Foundation Medicine a proven track record of delivering strong commercial results, launching blockbuster and targeted therapies, and leading large teams. Mr. Civik built a distinguished career spanning 17 years in Genentech’s commercial organization. Most recently, Mr. Civik was a vice president and franchise leader at Genentech, responsible for the commercialization efforts for several leading oncology products delivering more than $3 billion in revenue. Prior to joining the oncology team at Genentech, Mr. Civik led the commercial activities for a portfolio of products focused on stroke and cardiovascular disease. Mr. Civik began his tenure at Genentech in the managed care area, holding senior leadership roles focused on delivering access for the entire Genentech portfolio. Prior to Genentech, Mr. Civik spent eight years at Sanofi where he held increasingly complex roles in sales, sales management and account management.

Mr. Civik received a Bachelor of Arts degree from the Saint Norbert College and a Master’s degree in business administration from the Kellogg School of Management at Northwestern University.

About Foundation Medicine

Foundation Medicine (NASDAQ:FMI) is a molecular information company dedicated to a transformation in cancer care in which treatment is informed by a deep understanding of the genomic changes that contribute to each patient’s unique cancer. The company offers a full suite of comprehensive genomic profiling assays to identify the molecular alterations in a patient’s cancer and match them with relevant targeted therapies, immunotherapies and clinical trials. Foundation Medicine’s molecular information platform aims to improve day-to-day care for patients by serving the needs of clinicians, academic researchers and drug developers to help advance the science of molecular medicine in cancer. For more information, please visit http://www.FoundationMedicine.com or follow Foundation Medicine on Twitter (@FoundationATCG).

Foundation Medicine is a registered trademark of Foundation Medicine, Inc.

Cautionary Note Regarding Forward-Looking Statements for Foundation Medicine

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Mr. Civik’s joining Foundation Medicine as an employee, Mr. Civik’s ability to play a critical role in helping Foundation Medicine achieve key milestones, and Mr. Civik’s ability to make substantial contributions to Foundation Medicine. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include Mr. Civik’s failure to commence employment at Foundation Medicine due to personal or professional reasons, Mr. Civik’s responsibilities not being well positioned to materially affect Foundation Medicine’s achievement of critical milestones, Mr. Civic not having the skills or access to make substantial contributions to Foundation Medicine, and the risks described under the caption “Risk Factors” in Foundation Medicine’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Foundation Medicine’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Foundation Medicine undertakes no duty to update this information unless required by law.

Media Contact:

Lee-Ann Murphy, 617-245-3077

pr@foundationmedicine.com

Investor Contact:

Kimberly Brown, 617-418-2215

ir@foundationmedicine.com